EXHIBIT 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
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PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2016 FIRST-QUARTER RESULTS;
INCREASES, FOR CURRENCY ONLY, 2016 FULL-YEAR REPORTED DILUTED EPS FORECAST TO A RANGE OF $4.40 TO $4.50, REFLECTING CURRENCY-NEUTRAL GROWTH OF APPROXIMATELY
10% TO 12% VS. 2015 ADJUSTED DILUTED EPS OF $4.42

2016 First-Quarter

•	Reported diluted earnings per share of $0.98, down by $0.18 or 15.5% versus $1.16 in 2015

•	Excluding unfavorable currency of $0.19, reported diluted earnings per share up by $0.01 or 0.9% versus $1.16 in 2015 as detailed in the attached Schedule 9

•	Adjusted diluted earnings per share of $0.98, down by $0.18 or 15.5% versus $1.16 in 2015

•	Excluding unfavorable currency of $0.19, adjusted diluted earnings per share up by $0.01 or 0.9% versus $1.16 in 2015 as detailed in the attached Schedule 8

•	Cigarette shipment volume of 196.0 billion units, down by 1.4% excluding acquisitions

•	Reported net revenues, excluding excise taxes, of $6.1 billion, down by 8.1%

•	Excluding unfavorable currency of $691 million and the impact of acquisitions, reported net revenues, excluding excise taxes, up by 2.4% as detailed in the attached Schedule 6

•	Reported operating companies income of $2.5 billion, down by 13.9%

•	Excluding unfavorable currency of $383 million and the impact of acquisitions, reported operating companies income down by 0.9% as detailed in the attached Schedule 6

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 7, of $2.5 billion, down by 13.9%

•	Excluding unfavorable currency and the impact of acquisitions, adjusted operating companies income down by 0.9% as detailed in the attached Schedule 7

•	Reported operating income of $2.5 billion, down by 13.9%

2016 Full-Year Forecast

•
PMI increases its 2016 full-year reported diluted earnings per share forecast to be in a range of $4.40 to $4.50, at prevailing exchange rates, versus $4.42 in 2015. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.45 for the full-year 2016, the reported diluted earnings per share range represents a projected increase of approximately 10% to 12% versus adjusted diluted earnings per share of $4.42 in 2015 as detailed in the attached Schedule 12

•	This forecast does not include any share repurchases in 2016

•	Estimates 2016 international cigarette volume, excluding the People's Republic of China and the U.S., to decline by approximately 2.0% to 2.5%, in line with the estimated decline of 2.4% in 2015

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections

NEW YORK, April 19, 2016 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2016 first-quarter results.

“In line with our expectations, our first-quarter financial results reflected a tough comparison with the exceptionally strong first quarter of last year," said André Calantzopoulos, Chief Executive Officer.

"Today we raised our full-year guidance as a result of moderating currency headwinds, which continues to represent a currency-neutral adjusted diluted EPS growth rate of approximately 10% to 12% versus 2015.  We expect the growth to be skewed towards the second half of this year, and the fourth quarter in particular."

“Our confidence is guided by moderating industry volume declines and robust pricing, underpinned by our superior cigarette brand portfolio, led by our flagship brand, Marlboro.  We are also excited by the progress, best represented by our impressive HeatStick share momentum in Japan, of our Reduced-Risk Product, iQOS."

Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on April 19, 2016. Access is at www.pmi.com/webcasts. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

Dividends and Share Repurchase Program
During the quarter, PMI declared a regular quarterly dividend of $1.02, representing an annualized rate of $4.08 per common share. PMI did not make any share repurchases in the first quarter of 2016.

2016 FIRST-QUARTER CONSOLIDATED RESULTS

In this press release, “PMI” refers to Philip Morris International Inc. and its subsidiaries. References to total international cigarette market, defined as worldwide cigarette volume excluding the United States, total cigarette market, total market and market shares are PMI tax-paid estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. "Offtake share" for Marlboro HeatSticks in Japan represents select C-Store sales volume for HeatSticks as a percentage of the total estimated retail sales volume for cigarettes and HeatSticks. "North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia. "OTP" is defined as other tobacco products. "EEMA" is defined as Eastern Europe, Middle East and Africa and includes PMI's international duty free business. In the fourth quarter of 2015, to further align with the Member State composition of the European Union, PMI transferred the management of its operations in Bulgaria, Croatia, Romania and Slovenia from its Eastern Europe, Middle East & Africa segment to its European Union segment, resulting in the reclassification of current and prior year amounts between the two segments.  The reclassification was not material to the respective segments’ results. The term “net revenues” refers to operating revenues from the sale of our products, excluding excise taxes and net of sales and promotion incentives. Operating companies income, or “OCI,” is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. PMI's management evaluates business segment performance and allocates resources based on OCI. “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, excluding asset impairment and exit costs, discrete tax items and unusual items. Management also reviews OCI, OCI margins and earnings per share, or “EPS,” on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and unusual items), as well as free cash flow, defined as net cash provided by operating activities less capital expenditures, and net debt. PMI believes it is appropriate to disclose these measures as they improve comparability and help investors analyze business performance and trends. Non-GAAP measures used in this release should be neither considered in isolation nor

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as a substitute for the financial measures prepared in accordance with U.S. GAAP. Comparisons are to the same prior-year period unless otherwise stated. For a reconciliation of non-GAAP measures to corresponding GAAP measures, see the relevant schedules provided with this press release. "Reduced-Risk Products" (“RRPs”) is the term the company uses to refer to products with the potential to reduce individual risk and population harm in comparison to smoking cigarettes. PMI’s RRPs are in various stages of development and commercialization, and we are conducting extensive and rigorous scientific studies to determine whether we can support claims for such products of reduced exposure to harmful and potentially harmful constituents in smoke, and ultimately claims of reduced disease risk, when compared to smoking cigarettes. Before making any such claims, we will rigorously evaluate the full set of data from the relevant scientific studies to determine whether they substantiate reduced exposure or risk. Any such claims may also be subject to government review and authorization, as is the case in the United States today. Trademarks and service marks in this press release that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

NET REVENUES

PMI Net Revenues	First-Quarter
(in millions)				Excl.
	2016	2015	Change	Curr.
European Union	$1,863	$1,951	(4.5)%	3.4%
EEMA	1,602	1,784	(10.2)%	1.2%
Asia	1,968	2,155	(8.7)%	(1.7)%
Latin America & Canada	650	726	(10.5)%	14.7%
Total PMI	$6,083	$6,616	(8.1)%	2.4%

Net revenues of $6.1 billion declined by 8.1%. Excluding unfavorable currency of $691 million and the impact of acquisitions, net revenues increased by 2.4%, driven by favorable pricing of $272 million from across all Regions, despite an unfavorable comparison with the first quarter of 2015 related to the gain in Korea. The favorable pricing was partly offset by unfavorable volume/mix of $114 million, mainly due to EEMA and Asia, partly offset by Latin America & Canada.

OPERATING COMPANIES INCOME

PMI OCI	First-Quarter
(in millions)				Excl.
	2016	2015	Change	Curr.
European Union	$906	$927	(2.3)%	3.6%
EEMA	633	866	(26.9)%	(6.5)%
Asia	778	934	(16.7)%	(10.0)%
Latin America & Canada	229	230	(0.4)%	38.3%
Total PMI	$2,546	$2,957	(13.9)%	(0.9)%

Reported operating companies income of $2.5 billion was down by 13.9%. Excluding unfavorable currency of $383 million and the impact of acquisitions, operating companies income decreased by 0.9%, reflecting: an unfavorable comparison to the first quarter of 2015 related to the gain in Korea; unfavorable volume/mix of $183 million, primarily in EEMA and Asia, partly offset by Latin America & Canada; and higher costs, notably in support of Reduced-Risk Products. The unfavorable volume/mix and higher costs were partly offset by favorable pricing.

Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 7. Adjusted operating companies income, excluding unfavorable currency and the impact of acquisitions, decreased by 0.9%. Adjusted operating companies income margin, excluding currency and the impact of acquisitions,

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decreased by 1.5 points to 43.2%, reflecting the factors mentioned above.

PMI OCI	First-Quarter
(in millions)				Excl.
	2016	2015	Change	Curr.
Reported OCI	$2,546	$2,957	(13.9)%	(0.9)%
Asset impairment & exit costs	—	—
Adjusted OCI	$2,546	$2,957	(13.9)%	(0.9)%
Adjusted OCI Margin*	41.9%	44.7%	(2.8)	(1.5)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.
SHIPMENT VOLUME & MARKET SHARE

PMI cigarette shipment volume by Region and brand are shown in the tables below.

PMI Cigarette Shipment Volume by Region	First-Quarter
(million units)
	2016	2015	Change
European Union	45,993	44,810	2.6%
EEMA	63,126	62,632	0.8%
Asia	65,222	70,125	(7.0)%
Latin America & Canada	21,700	21,190	2.4%
Total PMI	196,041	198,757	(1.4)%

PMI Cigarette Shipment Volume by Brand	First-Quarter
(million units)
	2016	2015	Change
Marlboro	67,985	67,247	1.1%
L&M	23,690	22,678	4.5%
Parliament	10,137	9,570	5.9%
Bond Street	9,721	9,180	5.9%
Chesterfield	10,176	9,540	6.7%
Philip Morris	9,209	7,762	18.6%
Lark	6,501	6,444	0.9%
Others	58,622	66,336	(11.6)%
Total PMI	196,041	198,757	(1.4)%

PMI's total cigarette shipment volume decreased 1.4%, or by 1.7% excluding favorable net estimated inventory movements, reflecting declines in Asia, principally Indonesia, Pakistan and the Philippines, partly offset by Korea. The decrease was partly offset by growth in: the EU, driven notably by France, Italy, Poland and Spain, partly offset by the United Kingdom; EEMA, driven by Egypt and Tunisia in North Africa, Turkey and Ukraine, partly offset by Algeria and Russia; and Latin America & Canada, driven mainly by Mexico, partly offset by Argentina. The decrease was further offset by the favorable estimated impact of the leap year.

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Cigarette shipment volume of Marlboro increased, reflecting growth in: the EU, notably Germany, Italy and Spain, partly offset by the United Kingdom; Asia, driven by Korea and the Philippines, partly offset by Indonesia and Vietnam; and Latin America & Canada, driven by Mexico, partly offset by Argentina. The growth was partly offset by declines in EEMA, mainly due to North Africa, partly offset by Saudi Arabia and Turkey.
Cigarette shipment volume of L&M increased, driven by: the EU, notably Poland and Portugal, partly offset by Germany; and EEMA, notably Egypt and Ukraine, partly offset by Russia and Saudi Arabia. The growth was partly offset by Asia, mainly Thailand.
Cigarette shipment volume of Parliament increased, driven mainly by Korea and Turkey. Cigarette shipment volume of Bond Street increased, driven mainly by Ukraine, partly offset by Russia. Cigarette shipment volume of Chesterfield increased, mainly driven by the morphing of Red & White in the Czech Republic, and Italy, partly offset by Russia. Cigarette shipment volume of Philip Morris increased, mainly driven by Italy, benefiting from the morphing of Diana, partly offset by Argentina. Cigarette shipment volume of Lark increased, principally driven by Turkey, partly offset by Japan.
Total shipment volume of OTP, in cigarette equivalent units, increased by 2.8%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 1.2% excluding acquisitions.

PMI's cigarette market share increased in a number of key markets, including Australia, Belgium, Canada, Egypt, France, Germany, Kuwait, the Netherlands, Mexico, the Philippines, Poland, Saudi Arabia, Spain, Switzerland, Turkey and the United Kingdom.

EUROPEAN UNION REGION (EU)

2016 First-Quarter
Reported net revenues of $1.9 billion decreased by 4.5%.  Excluding unfavorable currency of $155 million and the impact of acquisitions, net revenues increased by 3.4%, driven by favorable pricing of $73 million, notably in Germany, partly offset by unfavorable volume/mix of $6 million.

Reported operating companies income of $906 million decreased by 2.3%. Excluding unfavorable currency of $54 million and the impact of acquisitions, operating companies income increased by 3.6%, mainly driven by favorable pricing and lower manufacturing costs, partly offset by unfavorable volume/mix of $12 million and higher costs related to: the timing of marketing support behind PMI's cigarette brand portfolio, notably Marlboro in Germany; investments behind the commercialization of Reduced-Risk Products; and the implementation of the EU Tobacco Products Directive.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 7. Adjusted operating companies income, excluding unfavorable currency and acquisitions, increased by 3.6%. Adjusted operating companies income margin, excluding currency and the impact of acquisitions, increased by 0.1 point to 47.6%, reflecting the above-mentioned factors.

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EU OCI	First-Quarter
(in millions)				Excl.
	2016	2015	Change	Curr.
Reported OCI	$906	$927	(2.3)%	3.6%
Asset impairment & exit costs	—	—
Adjusted OCI	$906	$927	(2.3)%	3.6%
Adjusted OCI Margin*	48.6%	47.5%	1.1	0.1
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

EU Total Market, PMI Shipment & Market Share Commentaries
The estimated total cigarette market in the EU of 114.9 billion units increased by 0.6%, primarily reflecting improved macroeconomics, a lower prevalence of illicit trade and e-vapor products and, in certain geographies, the estimated favorable impact of immigration. The net impact of inventory movements in the quarter was immaterial.
The estimated total OTP market in the EU of 38.4 billion cigarette equivalent units increased by 1.4%, reflecting a larger total fine cut market, up by 1.2% to 33.5 billion cigarette equivalent units.

As shown in the tables below, PMI's cigarette shipment volume of 46.0 billion units increased by 2.6%, driven notably by France, Italy, Poland and Spain, partly offset by the United Kingdom, or by 2.1% excluding estimated favorable distributor inventory movements, mainly in Spain. PMI's cigarette market share increased by 0.6 points to 38.7%, with gains notably in France, Germany, Poland and Spain, partly offset by Italy and Portugal.
PMI's shipments of OTP of 5.6 billion cigarette equivalent units increased by 0.4%. PMI's total OTP market share decreased by 0.2 points to 14.1%.

EU Cigarette Shipment Volume by Brand	First-Quarter
(in millions)
	2016	2015	Change
Marlboro	22,700	21,904	3.6%
L&M	8,188	7,833	4.5%
Chesterfield	7,148	6,506	9.9%
Philip Morris	4,054	2,424	67.2%
Others	3,903	6,143	(36.5)%
Total EU	45,993	44,810	2.6%

EU Cigarette Market Shares by Brand	First-Quarter
			Change
	2016	2015	p.p.
Marlboro	19.1%	18.7%	0.4
L&M	7.0%	6.8%	0.2
Chesterfield	6.0%	5.8%	0.2
Philip Morris	3.3%	3.1%	0.2
Others	3.3%	3.7%	(0.4)
Total EU	38.7%	38.1%	0.6

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EU Key Market Commentaries

In France, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

France Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	10.7	10.6	1.0%

PMI Shipments (million units)	4,778	4,578	4.4%

PMI Cigarette Market Share
Marlboro	26.1%	25.4%	0.7
Philip Morris	10.1%	9.6%	0.5
Chesterfield	3.1%	3.3%	(0.2)
Others	2.8%	2.9%	(0.1)
Total	42.1%	41.2%	0.9

The estimated total cigarette market increased by 1.0%. Excluding the favorable net impact of estimated trade inventory movements, the total market increased by 0.5%, partly reflecting a lower prevalence of illicit trade and e-vapor products. The increase in PMI's cigarette shipment volume mainly reflected the higher total cigarette market and market share growth, driven by Marlboro, benefiting from the positive performance of Marlboro 25s, launched in March 2015, as well as the launch of Philip Morris 25s and 100s in January 2016. The estimated total industry fine cut category of 3.5 billion cigarette equivalent units increased by 5.4%. PMI's market share of the category increased by 0.3 points to 25.4%.

In Germany, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Germany Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	17.8	18.2	(1.7)%

PMI Shipments (million units)	6,767	6,745	0.3%

PMI Cigarette Market Share
Marlboro	22.9%	21.8%	1.1
L&M	11.8%	12.1%	(0.3)
Chesterfield	1.6%	1.7%	(0.1)
Others	1.6%	1.5%	0.1
Total	37.9%	37.1%	0.8

The estimated total cigarette market decreased by 1.7%. Excluding the unfavorable net impact of estimated trade inventory movements, the total market was essentially flat, principally reflecting a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume mainly reflected higher market share, driven by Marlboro, principally reflecting the positive impact of the new Architecture 2.0 and marketing support, partly offset by L&M

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resulting from its moving off the round €5.00/pack price point in mid-2015. The estimated total industry fine cut category of 9.5 billion cigarette equivalent units decreased by 0.1%. PMI's market share of the category increased by 0.2 points to 12.7%.

In Italy, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Italy Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	17.1	16.5	3.9%

PMI Shipments (million units)	9,846	9,650	2.0%

PMI Cigarette Market Share
Marlboro	24.4%	24.8%	(0.4)
Chesterfield	11.6%	10.5%	1.1
Philip Morris	9.0%	9.6%	(0.6)
Others	8.5%	9.2%	(0.7)
Total	53.5%	54.1%	(0.6)

The estimated total cigarette industry increased by 3.9%. Excluding the unfavorable net impact of estimated trade inventory movements, the total market increased by 4.6%, partly reflecting a lower prevalence of illicit trade and e-vapor products, as well as the estimated favorable impact of immigration. Although PMI's cigarette shipments increased by 2.0%, market share decreased, due notably to Marlboro, largely reflecting its price increase in the first quarter of 2015 to €5.20 per pack from its round retail price point of €5.00 per pack, and low-price Philip Morris, impacted by the growth of the super-low price segment, partly offset by super-low price Chesterfield. The estimated total industry fine cut category of 1.5 billion cigarette equivalent units increased by 5.2%. PMI's market share of the category decreased by 1.9 points to 39.6%.

In Poland, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Poland Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	10.1	9.8	3.1%

PMI Shipments (million units)	4,145	3,757	10.4%

PMI Cigarette Market Share
Marlboro	11.2%	10.6%	0.6
L&M	18.5%	17.6%	0.9
Chesterfield	8.6%	8.0%	0.6
Others	2.9%	2.3%	0.6
Total	41.2%	38.5%	2.7

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The estimated total cigarette market increased by 3.1%, or by 5.6% excluding the unfavorable net impact of estimated trade inventory movements, driven primarily by a lower prevalence of e-vapor products and non-duty paid products. The increase in PMI's cigarette shipment volume reflected the higher total market and higher market share, driven by Marlboro, reflecting the positive impact of the new Architecture 2.0, L&M, reflecting the positive impact of brand support, and Chesterfield, benefiting from its 100s and super-slims variants. The estimated total industry fine cut category of 1.1 billion cigarette equivalent units increased by 3.8%. PMI's market share of the category decreased by 8.2 points to 25.4%, mainly due to increased price competition at the bottom of the market.

In Spain, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Spain Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	10.3	10.5	(1.3)%

PMI Shipments (million units)	4,022	3,567	12.7%

PMI Cigarette Market Share
Marlboro	17.7%	16.1%	1.6
Chesterfield	9.0%	9.4%	(0.4)
L&M	5.6%	6.0%	(0.4)
Others	1.9%	1.2%	0.7
Total	34.2%	32.7%	1.5

The estimated total cigarette market decreased by 1.3%, mainly due to unfavorable estimated trade inventory movements. Excluding these inventory movements, the estimated total cigarette market declined by 0.5%. Excluding the net impact of favorable inventory movements, PMI's cigarette shipment volume increased by 3.1%, driven by higher market share reflecting the strong performance of Marlboro, benefiting from a round price point in the vending channel, the new Architecture 2.0, and an improving economy. The estimated total industry fine cut category of 2.1 billion cigarette equivalent units decreased by 3.9%. PMI's market share of the fine cut category decreased by 1.3 points to 13.1%.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)
2016 First-Quarter
Reported net revenues of $1.6 billion decreased by 10.2%. Excluding unfavorable currency of $203 million and the impact of acquisitions, net revenues increased by 1.2%, reflecting favorable pricing of $111 million, driven principally by Russia and Turkey, partly offset by an unfavorable comparison in Ukraine. The favorable pricing was partly offset by unfavorable volume/mix of $90 million, notably due to Algeria, primarily reflecting the impact of excise tax-driven price increases, and the impact of price increases in Russia; partly offset by Egypt, Saudi Arabia and Tunisia.

Reported operating companies income of $633 million decreased by 26.9%. Excluding unfavorable currency of $177 million and the impact of acquisitions, operating companies income decreased by 6.5%, principally reflecting unfavorable volume/mix of $106 million, mainly due to the markets mentioned above, and the timing of

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marketing and sales investments, including those behind the commercialization of iQOS. The unfavorable volume/mix and higher costs were partly offset by favorable pricing, despite the unfavorable comparison in Ukraine.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 7. Adjusted operating companies income, excluding unfavorable currency and the impact of acquisitions, decreased by 6.5%. Adjusted operating companies income margin, excluding currency and the impact of acquisitions, decreased by 3.6 points to 44.9%, reflecting the above-mentioned factors.

EEMA OCI	First-Quarter
(in millions)				Excl.
	2016	2015	Change	Curr.
Reported OCI	$633	$866	(26.9)%	(6.5)%
Asset impairment & exit costs	—	—
Adjusted OCI	$633	$866	(26.9)%	(6.5)%
Adjusted OCI Margin*	39.5%	48.5%	(9.0)	(3.6)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

EEMA PMI Shipment Commentaries
Despite a difficult comparison with the first quarter of 2015 in which PMI's cigarette shipment volume grew by 4.2%, excluding acquisitions, PMI's cigarette shipment volume of 63.1 billion units in the quarter increased by 0.8%, or by 0.4% excluding the favorable net impact of estimated inventory movements, mainly reflecting growth in Egypt and Tunisia in North Africa, Turkey and Ukraine, partly offset by Algeria and Russia. PMI's cigarette shipment volume of premium brands decreased by 2.7%, mainly due to: Marlboro, down by 8.7% to 17.5 billion units, mainly due to North Africa, partly offset by Saudi Arabia and Turkey, partly offset by Parliament, up by 0.7% to 7.3 billion units, primarily driven by Turkey. PMI's cigarette shipment volume of L&M increased by 8.6% to 12.9 billion units, mainly driven by North Africa, principally Egypt, and Ukraine, partly offset by Russia and Saudi Arabia.

EEMA Key Market Commentaries

In North Africa, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

North Africa Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	34.0	32.4	5.1%

PMI Shipments (million units)	10,230	9,202	11.2%

PMI Cigarette Market Share
Marlboro	7.4%	14.8%	(7.4)
L&M	14.3%	10.8%	3.5
Others	3.0%	2.0%	1.0
Total	24.7%	27.6%	(2.9)

The estimated total market increased by 5.1%, principally due to Egypt. Excluding net favorable distributor inventory movements, mainly in Morocco and Tunisia, PMI's cigarette shipment volume decreased by 5.7%. PMI's

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market share decreased, mainly due to Marlboro in Algeria, Egypt and Libya, partly offset by L&M in Egypt and Next in "Others" in Morocco.

In Russia, estimated industry size, PMI cigarette shipment volume and February quarter-to-date market share performance, as measured by Nielsen, are shown in the table below.

Russia Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	57.8	61.5	(6.0)%

PMI Shipments (million units)	17,809	19,008	(6.3)%

PMI Cigarette Market Share
Marlboro	1.4%	1.4%	—
Parliament	3.9%	4.0%	(0.1)
Bond Street	8.4%	8.0%	0.4
Others	14.1%	14.6%	(0.5)
Total	27.8%	28.0%	(0.2)

The estimated total cigarette market decreased by 6.0%, mainly due to the impact of excise tax-driven retail price increases. Excluding the unfavorable net impact of estimated distributor inventory movements, PMI's cigarette shipment volume declined by 4.8%, mainly reflecting the lower total market, and lower market share due to a decline of mid-price L&M and Chesterfield, partly offset by super-low Next/Dubliss in "Others."

In Turkey, estimated industry size, PMI cigarette shipment volume and February quarter-to-date market share performance, as measured by Nielsen, are shown in the table below.

Turkey Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	22.3	20.0	11.7%

PMI Shipments (million units)	10,345	9,271	11.6%

PMI Cigarette Market Share
Marlboro	10.0%	8.9%	1.1
Parliament	11.5%	11.5%	—
Lark	7.8%	7.3%	0.5
Others	14.6%	15.6%	(1.0)
Total	43.9%	43.3%	0.6

The estimated total cigarette market increased by 11.7%, mainly due to a lower prevalence of illicit trade, as well as the estimated favorable impact of immigration. The increase in PMI's cigarette shipment volume was mainly driven by a higher total market and market share, led by Marlboro, partly offset by L&M and Chesterfield in "Others" reflecting the impact of competitive price repositioning.

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In Ukraine, estimated industry size, PMI cigarette shipment volume and February quarter-to-date market share performance, as measured by Nielsen, are shown in the table below.

Ukraine Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	17.3	14.8	17.3%

PMI Shipments (million units)	5,647	4,608	22.5%

PMI Cigarette Market Share
Marlboro	3.2%	4.7%	(1.5)
Parliament	2.7%	3.1%	(0.4)
Bond Street	10.2%	8.0%	2.2
Others	13.5%	16.2%	(2.7)
Total	29.6%	32.0%	(2.4)

The estimated total market increased by 17.3%, or by 12.5% excluding the favorable net impact of estimated trade inventory movements, mainly driven by a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume reflected the higher total cigarette market. The decrease in PMI's market share, as measured by Nielsen, was primarily due to Marlboro, reflecting the impact of widened price gaps, and Chesterfield and President in "Others," mainly resulting from competitive price pressure in the low price segment, partially offset by low price Bond Street, and L&M in "Others."

ASIA REGION

2016 First-Quarter
Reported net revenues of $2.0 billion decreased by 8.7%. Excluding unfavorable currency of $150 million and the impact of acquisitions, net revenues decreased by 1.7%, mainly due to unfavorable volume/mix of $46 million, principally in: Australia, reflecting a lower total cigarette market and continued, albeit moderating, down-trading, and Indonesia, resulting from a lower total cigarette market and share; partly offset by Korea, reflecting a favorable comparison with the first quarter of 2015, and the Philippines, mainly driven by up-trading to Marlboro. Despite an unfavorable pricing variance compared to the first quarter of 2015 related to the gain in Korea, the unfavorable volume/mix was partly offset by favorable pricing of $9 million, driven principally by Indonesia, the Philippines and Thailand.

Reported operating companies income of $778 million decreased by 16.7%. Excluding unfavorable currency of $63 million and the impact of acquisitions, operating companies income decreased by 10.0%, mainly reflecting: the unfavorable pricing comparison in Korea mentioned above; unfavorable volume/mix of $88 million, notably in Australia and Indonesia, partly offset by Korea and the Philippines; and higher costs, mainly in Indonesia, notably related to cigarette brand support, and Japan, primarily related to the commercialization of iQOS. The unfavorable volume/mix and higher costs were partly offset by favorable pricing.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 7. Adjusted operating companies income, excluding unfavorable currency and the impact of acquisitions, decreased

- -12 -

by 10.0%. Adjusted operating companies income margin, excluding unfavorable currency and the impact of acquisitions, decreased by 3.6 points to 39.7%, reflecting the above-mentioned factors.

Asia OCI	First-Quarter
(in millions)				Excl.
	2016	2015	Change	Curr.
Reported OCI	$778	$934	(16.7)%	(10.0)%
Asset impairment & exit costs	—	—
Adjusted OCI	$778	$934	(16.7)%	(10.0)%
Adjusted OCI Margin*	39.5%	43.3%	(3.8)	(3.6)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Asia PMI Shipment Commentaries
PMI's cigarette shipment volume of 65.2 billion units decreased by 7.0%, mainly due to Indonesia, Pakistan and the Philippines, partly offset by Korea. Net inventory movements in the quarter were immaterial. Cigarette shipment volume of Marlboro of 18.9 billion units increased by 5.1%, predominantly driven by Korea and the Philippines, partly offset by Indonesia and Vietnam. Cigarette shipment volume of Parliament of 2.4 billion units increased by 28.5%, driven by Korea. Cigarette shipment volume of Lark of 4.3 billion units decreased by 5.6%, mainly due to Japan.

- -13 -

Asia Key Market Commentaries

In Indonesia, estimated industry size, PMI cigarette shipment volume, market share and segmentation performance are shown in the tables below.

Indonesia Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	73.7	78.3	(5.9)%

PMI Shipments (million units)	25,142	27,684	(9.2)%

PMI Cigarette Market Share
Sampoerna A	14.6%	14.9%	(0.3)
Dji Sam Soe	6.8%	7.0%	(0.2)
U Mild	4.3%	5.0%	(0.7)
Others	8.4%	8.5%	(0.1)
Total	34.1%	35.4%	(1.3)

Indonesia Segmentation Data	First-Quarter
			Change
	2016	2015	p.p.
Segment % of Total Market
Hand-Rolled Kretek (SKT)	18.3%	19.2%	(0.9)
Machine-Made Kretek (SKM)	75.6%	74.6%	1.0
Whites (SPM)	6.1%	6.2%	(0.1)
Total	100.0%	100.0%	—

PMI % Share of Segment
Hand-Rolled Kretek (SKT)	39.8%	37.7%	2.1
Machine-Made Kretek (SKM)	28.9%	30.9%	(2.0)
Whites (SPM)	81.4%	81.2%	0.2

The estimated total cigarette market decreased by 5.9%, mainly due to a soft economy and the impact of price increases, as well as an unfavorable comparison with the first quarter of 2015 in which the estimated total cigarette market increased by 6.0%. The decrease in PMI's cigarette shipments was principally due to the lower estimated total cigarette market and lower market share, mainly reflecting the soft performance of PMI's SKM portfolio due to competitors' discounted product offerings, partly offset by share gains in the SKT segment.

- -14 -

In Japan, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Japan Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	43.5	42.5	2.3%

PMI Shipments (million units)	11,551	11,846	(2.5)%

PMI Cigarette Market Share
Marlboro	10.6%	11.5%	(0.9)
Parliament	2.4%	2.3%	0.1
Lark	9.3%	9.9%	(0.6)
Others	1.7%	1.9%	(0.2)
Total	24.0%	25.6%	(1.6)

The estimated total cigarette market increased by 2.3%, driven by estimated retail trade inventory movements and adult smoker purchases ahead of the April 2016 price increase of certain brands of PMI's key competitor. Excluding these favorable inventory movements, the estimated total cigarette market was essentially flat, reflecting a favorable comparison with the first quarter of 2015. The decrease in PMI's cigarette shipments in the quarter was due to lower cigarette market share. This decline in PMI's cigarette market share reflected the unfavorable impact of the inventory movements mentioned above, as well as competitors' differentiated menthol taste product offerings. The estimated national market share of Marlboro HeatSticks in the quarter was 0.8%.

In Korea, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Korea Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	17.0	12.1	40.9%

PMI Shipments (million units)	3,543	2,458	44.2%

PMI Cigarette Market Share
Marlboro	9.4%	9.5%	(0.1)
Parliament	7.5%	6.9%	0.6
Virginia S.	3.4%	3.9%	(0.5)
Others	0.6%	0.6%	—
Total	20.9%	20.9%	—

The estimated total cigarette market increased by 40.9%, mainly driven by a favorable comparison with the first quarter of 2015 that was negatively impacted by the disruptive excise tax increase of 120% and related price increases, as well as the reversal of estimated trade inventory built up in the fourth quarter of 2014 in anticipation of the tax increase. Excluding the impact of these estimated inventory movements, the total cigarette market

- -15 -

increased by approximately 14.4%. The increase in PMI's cigarette shipment volume mainly reflected these same dynamics.

In the Philippines, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Philippines Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	19.7	22.0	(10.8)%

PMI Shipments (million units)	14,474	15,904	(9.0)%

PMI Cigarette Market Share
Marlboro	27.5%	18.7%	8.8
Fortune	25.0%	27.8%	(2.8)
Jackpot	9.0%	14.2%	(5.2)
Others	12.1%	11.5%	0.6
Total	73.6%	72.2%	1.4

The estimated total cigarette market decreased by 10.8%, mainly due to the impact of price increases, notably in the fourth quarter of 2015 ahead of the January 2016 excise tax increase. The decline in PMI's cigarette shipment volume reflected the impact of these price increases, particularly on its low and super-low price brands, Fortune and Jackpot. The increase in PMI's cigarette market share in the quarter was driven by Marlboro, benefiting from its narrowed price gap with lower-priced brands.

LATIN AMERICA & CANADA REGION

2016 First-Quarter
Reported net revenues of $650 million decreased by 10.5%. Excluding unfavorable currency of $183 million and the impact of acquisitions, net revenues increased by 14.7%, driven by favorable pricing of $79 million, principally in Argentina and Canada, and favorable volume/mix of $28 million, mainly driven by Mexico, principally reflecting a higher total cigarette market.

Reported operating companies income of $229 million decreased by 0.4%. Excluding unfavorable currency of $89 million and the impact of acquisitions, operating companies income increased by 38.3%, principally reflecting favorable pricing, and favorable volume/mix of $23 million, mainly driven by Mexico, partly offset by higher inflation-driven costs in Argentina.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 7. Adjusted operating companies income, excluding unfavorable currency and the impact of acquisitions, increased by 38.3%. Adjusted operating companies income margin, excluding unfavorable currency and the impact of acquisitions, increased by 6.5 points to 38.2%, principally driven by the above-mentioned factors.

- -16 -

Latin America & Canada OCI	First-Quarter
(in millions)				Excl.
	2016	2015	Change	Curr.
Reported OCI	$229	$230	(0.4)%	38.3%
Asset impairment & exit costs	—	—
Adjusted OCI	$229	$230	(0.4)%	38.3%
Adjusted OCI Margin*	35.2%	31.7%	3.5	6.5
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Latin America & Canada PMI Shipment & Market Share Commentaries
PMI's cigarette shipment volume of 21.7 billion units increased by 2.4%, mainly driven by Mexico, partly offset by Argentina. Shipment volume of Marlboro of 8.9 billion units increased by 8.5% and its Regional market share increased by 1.2 points to an estimated 15.9%, primarily driven by Brazil, up by 0.4 points to 10.0%, Colombia, up by 0.4 points to 9.2%, and Mexico, up by 3.2 points to 48.6%, partly offset by Argentina, down by 0.6 points to 24.1%. Shipment volume of Philip Morris of 4.6 billion units decreased by 3.8%, mainly due to Argentina.

Latin America & Canada Key Market Commentaries

In Argentina, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Argentina Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	9.7	10.3	(5.5)%

PMI Shipments (million units)	7,526	8,123	(7.4)%

PMI Cigarette Market Share
Marlboro	24.1%	24.7%	(0.6)
Parliament	2.0%	2.2%	(0.2)
Philip Morris	44.8%	44.7%	0.1
Others	6.5%	7.3%	(0.8)
Total	77.4%	78.9%	(1.5)

The estimated total cigarette market decreased by 5.5%, or by 4.3% excluding the unfavorable net impact of trade inventory movements, mainly due to a soft economic environment and the impact of price increases. The decrease in PMI's shipment volume reflected the impact of the same dynamics as for the total market. PMI's lower cigarette market share primarily reflected the growth in competitors' super-low priced products that was fueled by in-switching from illicit trade. PMI's share of the growing capsule segment, up by 2.2 points to represent 18.0% of the total market, increased by 1.3 points to 73.7%.

- -17 -

In Canada, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Canada Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	5.5	5.5	(0.4)%

PMI Shipments (million units)	2,184	2,053	6.4%

PMI Cigarette Market Share
Belmont	3.8%	3.1%	0.7
Canadian Classics	10.9%	10.5%	0.4
Next	11.8%	10.5%	1.3
Others	13.4%	13.3%	0.1
Total	39.9%	37.4%	2.5

The estimated total cigarette market decreased by 0.4%, or increased by 6.0% excluding the unfavorable impact of estimated competitors' trade inventory movements, mainly driven by improved consumer spending. The increase in PMI's cigarette shipment volume was principally driven by higher cigarette market share, largely benefiting from the aforementioned inventory movements.

In Mexico, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Mexico Key Market Data	First-Quarter
			Change
	2016	2015	% / p.p.
Total Cigarette Market (billion units)	8.7	7.5	15.2%

PMI Shipments (million units)	5,982	4,995	19.7%

PMI Cigarette Market Share
Marlboro	48.6%	45.4%	3.2
Delicados	10.1%	10.9%	(0.8)
Benson & Hedges	4.3%	4.6%	(0.3)
Others	6.0%	5.4%	0.6
Total	69.0%	66.3%	2.7

The estimated total cigarette market increased by 15.2%, or by 3.2% excluding the favorable net impact of estimated trade inventory movements related to the timing of price increases, primarily reflecting improved market conditions and a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume and market share benefited from the same dynamics as for the total cigarette market.

- -18 -

About Philip Morris International Inc. (“PMI”)
PMI is the world’s leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets.  In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of Reduced-Risk Products (“RRPs”).  RRPs is the term PMI uses to refer to products with the potential to reduce individual risk and population harm in comparison to smoking cigarettes.  Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements.  For more information, see www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize products that have the potential to reduce individual risk and population harm; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-K for the year ended December 31, 2015. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -19 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended March 31,
($ in millions, except per share data)
(Unaudited)

	2016	2015	% Change
Net Revenues	$16,788	$17,352	(3.3)%
Cost of sales	2,096	2,229	(6.0)%
Excise Taxes on products (1)	10,705	10,736	(0.3)%
Gross profit	3,987	4,387	(9.1)%
Marketing, administration and research costs	1,496	1,494
Asset impairment and exit costs	—	—
Amortization of intangibles	18	22
Operating Income (2)	2,473	2,871	(13.9)%
Interest expense, net	247	275
Earnings before income taxes	2,226	2,596	(14.3)%
Provision for income taxes	630	785	(19.7)%
Equity (income)/loss in unconsolidated subsidiaries, net	(9)	(23)
Net Earnings	1,605	1,834	(12.5)%
Net Earnings attributable to noncontrolling interests	75	39
Net Earnings attributable to PMI	$1,530	$1,795	(14.8)%

Per share data (3):
Basic Earnings Per Share	$0.98	$1.16	(15.5)%
Diluted Earnings Per Share	$0.98	$1.16	(15.5)%

(1) The segment detail of Excise Taxes on products sold for the quarters ended March 31, 2016 and 2015 is shown on Schedule 2.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2016	2015	% Change
Operating Income	$2,473	$2,871	(13.9)%
Excluding:
- Amortization of intangibles	18	22
- General corporate expenses (included in marketing, administration and research costs above)	46	41
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(9)	(23)
Operating Companies Income	$2,546	$2,957	(13.9)%

(3) Net Earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended March 31, 2016 and 2015 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2016	Net Revenues (1)	$6,143	$3,997	$4,689	$1,959	$16,788
	Excise Taxes on products	(4,280)	(2,395)	(2,721)	(1,309)	(10,705)
	Net Revenues excluding Excise Taxes	1,863	1,602	1,968	650	6,083

2015	Net Revenues	$6,222	$4,147	$4,764	$2,219	$17,352
	Excise Taxes on products	(4,271)	(2,363)	(2,609)	(1,493)	(10,736)
	Net Revenues excluding Excise Taxes	1,951	1,784	2,155	726	6,616

Variance	Currency	(155)	(203)	(150)	(183)	(691)
	Acquisitions	—	—	—	—	—
	Operations	67	21	(37)	107	158
	Variance Total	(88)	(182)	(187)	(76)	(533)
	Variance Total (%)	(4.5)%	(10.2)%	(8.7)%	(10.5)%	(8.1)%

	Variance excluding Currency	67	21	(37)	107	158
	Variance excluding Currency (%)	3.4%	1.2%	(1.7)%	14.7%	2.4%

	Variance excluding Currency & Acquisitions	67	21	(37)	107	158
	Variance excluding Currency & Acquisitions (%)	3.4%	1.2%	(1.7)%	14.7%	2.4%

(1) 2016 Currency decreased Net Revenues as follows:
	European Union	$(506)
	EEMA	(668)
	Asia	(400)
	Latin America & Canada	(641)
		$(2,215)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2016	$906	$633	$778	$229	$2,546
2015	927	866	934	230	2,957
% Change	(2.3)%	(26.9)%	(16.7)%	(0.4)%	(13.9)%

Reconciliation:
For the quarter ended March 31, 2015	$927	$866	$934	$230	$2,957

2015 Asset impairment and exit costs	—	—	—	—	—
2016 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	(54)	(177)	(63)	(89)	(383)
Operations	33	(56)	(93)	88	(28)
For the quarter ended March 31, 2016	$906	$633	$778	$229	$2,546

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended March 31,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2016 Diluted Earnings Per Share		$0.98	(1)
2015 Diluted Earnings Per Share		$1.16	(1)
Change		$(0.18)
% Change		(15.5)%

Reconciliation:
2015 Diluted Earnings Per Share		$1.16	(1)

Special Items:
2015 Asset impairment and exit costs		—
2015 Tax items		—
2016 Asset impairment and exit costs		—
2016 Tax items		—

Currency		(0.19)
Interest		0.01
Change in tax rate		0.03
Impact of shares outstanding and share-based payments		(0.01)
Operations		(0.02)
2016 Diluted Earnings Per Share		$0.98	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q1 2016	Q1 2015

Net Earnings attributable to PMI	$1,530	$1,795
Less distributed and undistributed earnings attributable
to share-based payment awards	5	7
Net Earnings for basic and diluted EPS	$1,525	$1,788

Weighted-average shares for basic and diluted EPS	1,550	1,548

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	March 31,		December 31,
	2016		2015
Assets
Cash and cash equivalents	$2,944		$3,417
All other current assets	12,984		12,387
Property, plant and equipment, net	5,865		5,721
Goodwill	7,683		7,415
Other intangible assets, net	2,664		2,623
Investments in unconsolidated subsidiaries	942		890
Other assets	1,539		1,503
Total assets	$34,621		$33,956

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$673		$825
Current portion of long-term debt	2,437		2,405
All other current liabilities	10,981		12,156
Long-term debt	26,683		25,250
Deferred income taxes	1,378		1,543
Other long-term liabilities	3,363		3,253
Total liabilities	45,515		45,432

Total PMI stockholders' deficit	(12,753)		(13,244)
Noncontrolling interests	1,859		1,768
Total stockholders' deficit	(10,894)		(11,476)
Total liabilities and stockholders' (deficit) equity	$34,621		$33,956

Total debt	$29,793		$28,480
Total debt to Adjusted EBITDA	2.70	(1)	2.49	(1)
Net debt to Adjusted EBITDA	2.43	(1)	2.19	(1)

(1) For the calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA ratios, refer to Schedule 10.

													Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

2016								2015			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$6,143	$4,280	$1,863	$(155)	$2,018	$—	$2,018	European Union	$6,222	$4,271	$1,951	(4.5)%	3.4%	3.4%
3,997	2,395	1,602	(203)	1,805	—	1,805	EEMA	4,147	2,363	1,784	(10.2)%	1.2%	1.2%
4,689	2,721	1,968	(150)	2,118	—	2,118	Asia	4,764	2,609	2,155	(8.7)%	(1.7)%	(1.7)%
1,959	1,309	650	(183)	833	—	833	Latin America & Canada	2,219	1,493	726	(10.5)%	14.7%	14.7%
$16,788	$10,705	$6,083	$(691)	$6,774	$—	$6,774	PMI Total	$17,352	$10,736	$6,616	(8.1)%	2.4%	2.4%

2016								2015			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisitions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$906			$(54)	$960	$—	$960	European Union			$927	(2.3)%	3.6%	3.6%
633			(177)	810	—	810	EEMA			866	(26.9)%	(6.5)%	(6.5)%
778			(63)	841	—	841	Asia			934	(16.7)%	(10.0)%	(10.0)%
229			(89)	318	—	318	Latin America & Canada			230	(0.4)%	38.3%	38.3%
$2,546			$(383)	$2,929	$—	$2,929	PMI Total			$2,957	(13.9)%	(0.9)%	(0.9)%

													Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

2016								2015			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$906	$—	$906	$(54)	$960	$—	$960	European Union	$927	$—	$927	(2.3)%	3.6%	3.6%
633	—	633	(177)	810	—	810	EEMA	866	—	866	(26.9)%	(6.5)%	(6.5)%
778	—	778	(63)	841	—	841	Asia	934	—	934	(16.7)%	(10.0)%	(10.0)%
229	—	229	(89)	318	—	318	Latin America & Canada	230	—	230	(0.4)%	38.3%	38.3%
$2,546	$—	$2,546	$(383)	$2,929	$—	$2,929	PMI Total	$2,957	$—	$2,957	(13.9)%	(0.9)%	(0.9)%

2016								2015				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency (1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions (1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes (1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$960	$2,018	47.6%		$960	$2,018	47.6%	European Union	$927	$1,951	47.5%		0.1	0.1
810	1,805	44.9%		810	1,805	44.9%	EEMA	866	1,784	48.5%		(3.6)	(3.6)
841	2,118	39.7%		841	2,118	39.7%	Asia	934	2,155	43.3%		(3.6)	(3.6)
318	833	38.2%		318	833	38.2%	Latin America & Canada	230	726	31.7%		6.5	6.5
$2,929	$6,774	43.2%		$2,929	$6,774	43.2%	PMI Total	$2,957	$6,616	44.7%		(1.5)	(1.5)

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 6.

			Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended March 31,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$0.98	$1.16	(15.5)%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	—	—

Adjusted Diluted EPS	$0.98	$1.16	(15.5)%

Less:
Currency impact	(0.19)

Adjusted Diluted EPS, excluding Currency	$1.17	$1.16	0.9%

				Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Quarters Ended March 31,
(Unaudited)

	2016	2015	% Change

Reported Diluted EPS	$0.98	$1.16	(15.5)%

Less:
Currency impact	(0.19)

Reported Diluted EPS, excluding Currency	$1.17	$1.16	0.9%

				Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended			For the Year Ended
	March 31,			December 31,
		2016		2015
	April ~ December	January ~ March	12 months
	2015	2016	rolling

Earnings before income taxes	$7,019	$2,226	$9,245	$9,615
Interest expense, net	733	247	980	1,008
Depreciation and amortization	562	175	737	754
Extraordinary, unusual or non-recurring expenses, net (1)	68	—	68	68
Adjusted EBITDA	$8,382	$2,648	$11,030	$11,445

			March 31,	December 31,
			2016	2015

Short-term borrowings			$673	$825
Current portion of long-term debt			2,437	2,405
Long-term debt			26,683	25,250
Total Debt			$29,793	$28,480
Less: Cash and cash equivalents			2,944	3,417
Net Debt			$26,849	$25,063

Ratios:
Total Debt to Adjusted EBITDA			2.70	2.49
Net Debt to Adjusted EBITDA			2.43	2.19

(1) Asset Impairment and Exit Costs at Operating Income level.

			Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

	For the Quarters Ended
	March 31,
	2016	2015	% Change

Net cash provided by operating activities (1)	$462	$(375)	+100.0%

Less:
Capital expenditures	226	203

Free cash flow	$236	$(578)	+100.0%

Less:
Currency impact	785
Free cash flow, excluding currency	$(549)	$(578)	5.0%

	For the Quarters Ended
	March 31,
	2016	2015	% Change

Net cash provided by operating activities (1)	$462	$(375)	+100.0%

Less:
Currency impact	751
Net cash provided by operating activities, excluding currency	$(289)	$(375)	22.9%

(1) Operating cash flow.

		Schedule 12

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2015

Reported Diluted EPS	$4.42

Adjustments:
Asset impairment and exit costs	0.03
Tax items	(0.03)

Adjusted Diluted EPS	$4.42